UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 25, 2007

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On October 25, 2007, Buckeye Partners, L.P. (“Buckeye”) issued a press release announcing its third quarter 2007 financial results. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

The information provided in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Mr. Forrest E. Wylie, Chairman of the Board of Directors, Chief Executive Officer and President of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye, has resigned solely from his position as President of the General Partner, effective as of October 25, 2007. Mr. Wylie will remain the Chairman and Chief Executive Officer of the General Partner. Mr. Wylie also indicated his intention to resign a similar position at MainLine Management LLC (“MainLine Management”), the general partner of Buckeye GP Holdings L.P. (“BGH”)(NYSE: BGH), which is the parent of the General Partner.

(c)                                  The Board of Directors of the General Partner, effective immediately following the effectiveness of the resignation of Mr. Wylie as President, appointed Stephen C. Muther as President of the General Partner. Mr. Muther, 58, has served as Executive Vice President, Administration and Legal Affairs of the General Partner since February 1, 2007. Prior thereto, he served as Vice President, Administration, General Counsel and Secretary of the General Partner since May, 1990.

Mr. Muther was also appointed by the Board of Directors of MainLine Management to serve as President of MainLine Management, effective immediately following the effectiveness of the resignation of Mr. Wylie as President.

There is no arrangement or understanding between Mr. Muther and any other persons pursuant to which he was appointed President of the General Partner and MainLine Management.

(e)                                  In connection with the appointment of Mr. Muther as President of the General Partner, the amended and restated employment and severance agreement between Mr. Muther, BGH and Buckeye Pipe Line Services Company was amended:

•    to reflect Mr. Muther’s promotion from Executive Vice President, Administration and Legal Affairs to the office of President;

•    to revise the definition of “Good Reason Termination” to remove the reduction in Mr. Muther’s authority, duties or responsibility as a cause for a “Good Reason Termination” by Mr. Muther;

•    to provide that a “Good Reason Termination” includes a voluntary termination of employment during the period between December 26, 2008 and June 25, 2010 following a change of control of BGH or Buckeye as opposed to such period beginning at the 18th month and ending after the 36th month following a change of control as previously provided; and

•    to modify Mr. Muther’s severance payment upon an involuntary termination of employment to be a fixed sum of $2,000,000 rather than being based on a three times multiplier of Mr. Muther’s compensation at the time of the involuntary termination.

The other terms and conditions of Mr. Muther’s employment and severance agreement and the amounts payable to Mr. Muther thereunder were not materially modified from those described in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on June 27, 2007 and Buckeye’s Annual Report on Form 10-K for the year ended December 31, 2006. Mr. Muther’s Amended and Restated Employment and Severance Agreement is being filed as Exhibit 10.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment and Severance Agreement, dated as of October 25, 2007, by and among Stephen C. Muther, Buckeye GP Holdings L.P. and Buckeye Pipe Line Services Company.

99.1	Press release of Buckeye Partners, L.P. issued October 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
President

Dated: October 26, 2007

Exhibit Index

Exhibit

10.1	Amended and Restated Employment and Severance Agreement, dated as of October 25, 2007, by and among Stephen C. Muther, Buckeye GP Holdings L.P. and Buckeye Pipe Line Services Company.

99.1	Press release of Buckeye Partners, L.P. issued October 25, 2007.